Exhibit 5.1

Holland & Knight LLP | www.hklaw.com

July 31, 2026

Board of Directors Private Bancorp of America, Inc. 9404 Genesee Ave., Suite 100 La Jolla, CA 92037

Re: Registration Statement on Form S-8 of Private Bancorp of America, Inc.

Ladies and Gentlemen:

We have acted as counsel to Private Bancorp of America, Inc., a California corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act by the Company of 663,238 shares of its common stock, no par value per share (the “Shares”), issuable under the Private Bancorp of America, Inc. Equity Incentive Plan (the “2016 Plan”) and the Private Bancorp of America, Inc. Omnibus Equity Incentive Plan (the “PBAM Plan” and together with the 2016 Plan, the “Plans”). This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i) the Registration Statement and all exhibits thereto;

(ii) the Company’s Articles of Incorporation;

(iii) the Company’s Amended and Restated Bylaws;

(iv) the 2016 Plan;

(v) the PBAM Plan; and

(vi) resolutions of the Board of Directors of the Company in connection with the Registration Statement.

We have also examined originals or copies of such records of the Company, certificates and websites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinion expressed below.

In rendering the opinions set forth herein, we have assumed:

(i) The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

Private Bancorp of America, Inc.

July 31, 2026

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v) That the offer and sale of Shares under the Plans complies in all respects with the terms, conditions, and restrictions set forth in the Registration Statement and the Plans.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with any applicable notice requirements regarding uncertificated shares provided in the California Corporations Code.

Our opinion is limited to the California Corporations Code, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the Registration Statement and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinion expressed herein is rendered and speaks only as of the date hereof and we specifically disclaim any responsibility to update such opinion subsequent to the date hereof or to advise you of subsequent developments affecting such opinion.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP